                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   January 13, 2003 (November 1,
2002)

                                 LA BARGE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                  001-05761                          73-0574586
     (Commission File Number)                (IRS Employer Identification No.)


          9900A Clayton Road, St. Louis, Missouri                63124
     (Address of Principal Executive Offices)                    (Zip Code)


                                 (314) 997-0800
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

                                 LA BARGE, INC.

                                   FORM 8-K/A

     LaBarge, Inc. hereby files Amendment No. 1 to its Form 8-K filed on November 12, 2002. This amendment is submitted by LaBarge Inc. to file certain pro forma financial information related to the disposition of the railroad portion of its ScadaNET Network(TradeMark) remote equipment monitoring business.

Item 7.  Financial Statements and Exhibits.

(b)  Pro forma financial information.

     (i) Unaudited Pro Forma Condensed Balance Sheet as of September 29, 2002, including notes thereto.

     (ii) Unaudited Pro Forma Condensed Statement of Income for the fiscal year ended June 30, 2002, and for the quarter ended September 29, 2002, including notes thereto.


On November 1, 2002, LaBarge, Inc. sold the railroad industry portion of its ScadaNET Network(TradeMark) remote equipment monitoring business to GE Transportation Systems Global Signaling, LLC (GETS Global Signaling), Grain Valley, Missouri.

The sale is valued at approximately $6.8 million, including $5.3 million in cash and GETS Global Signaling's assumption of approximately $1.5 million in certain liabilities.

Pro Forma financial information presented is for the Balance Sheet of September 29, 2002, and the Income Statements for the prior fiscal year ended June 30, 2002, and the quarter ended September 29, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2003

                              LA BARGE, INC.


                              By: /s/Donald H. Nonnenkamp
                              Donald H. Nonnenkamp
                              Vice President and Chief Financial Officer